Exhibit 5.8

Jakarta, 18 January 2013

Ref. No.: VD/1801/2013/MIH

To:

PT. Vantage Drilling Company Indonesia

Gedung Graha Mampang Lantai 5

JI. Mampang Prapatan Raya No. 100

Jakarta Selatan 12760

Re: LEGAL OPINION

Dear Sirs,

1.	We have acted as counsel as to Indonesian law to PT. Vantage Drilling Company Indonesia, a limited liability company established and existing under the laws of the Republic of Indonesia, having its registered office at Gedung Graha Mampang Lantai 5 JI. Mampang Prapatan Raya No. 100, Jakarta Selatan 12760 (“Company”) and Offshore Group Investment Limited (“OGIL”); with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration by OGIL under the Securities Act of 1933, as amended (the “Securities Act”), of the offer to exchange (the “Exchange Offer”) (i) up to US$1,150,000,000 aggregate principal amount of OGIL’s 7.5% Senior Secured First Lien Notes due 2019 (the “Exchange Notes”) for a like principal amount of the OGIL’s outstanding 7.5% Senior Secured First Lien Notes due 2019 (the “Outstanding Notes”) and (ii) the guarantees (the “Guarantees”) of Vantage Drilling Company and the subsidiary guarantors of the Outstanding Notes and the Exchange Notes. The Outstanding Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of October 25, 2012 (the “Original Indenture”) as amended by the first supplemental indenture dated as of December 3, 2012 (the “First Supplemental Indenture”), each among OGIL, guarantors party thereto and Wells Fargo Bank, National Association, as trustee and Noteholder Collateral Agent (the “Trustee”).

2.	For the purpose of this opinion, we have examined the following documents:

a.	a copy of the Exchange Notes and Guarantees;

b.	a copy of Approval of the Investment Coordinating Board (Badan Koordinasi Penanaman Modal/”BKPM”) Number 313/I/PMA/2009 dated 24 March 2009 (BKPM Approval);

c.	a copy of Deed of Establishment of PT. Olio Energy Indonesia Number: 4 dated 20 April 2009 drawn before Diah Guntari L. Soemarwoto, SH., Notary in Jakarta;

d.	a copy of Decree of Minister of Law and Human Rights (“MoLHR”) Number: AHU-25562.AH.01.01.Tahun 2009 dated 11 June 2009;

e.	a copy of BKPM Approval Number: 323/B.2/A.9/2009 dated 6 July 2009 on Change of Address;

f.	a copy of BKPM Number: 1501/III/PMA/2009 dated 5 November 2009 on the Change of Project Plan;

g.	a copy of Deed Number 2 dated 10 November 2009 drawn before Diah Guntari Listianingsih Soemarwoto, S.H., Notary in Jakarta;

h.	a copy of Decree of MoLHR Number AHU-56166.AH.01.02.Tahun 2009 dated 18 November 2009;

i.	BKPM Approval Number: 1293/A.8/2010 dated 14 October 2010 on the Change of Project Plan;

j.	BKPM Approval Number: 648/A-8/2011 dated 24 March 2011 on the Change of Project Plan;

k.	BKPM Approval Number: 1485/A.8/2011 dated 21 June 2011 on the Change of Project Plan;

l.	BKPM Approval Number: 2713/A.8/2011 dated 27 October 2011 on the Change of Project Plan;

m.	Domicile Letter Number: 008/1.824.2/I/2012 dated 9 January 2012 valid until 9 January 2013;

n.	Tax Payer Registration Number (NPWP) 02.624.298.2-061.000 registered on 5 May 2009 along with its Registered Statement Letter Number: PEM-04011/WPJ.04/KP.0803/2010/UP dated 4 November 2010;

o.	Company Registration Certificate (TDP) Number: 09.03.1.09.60959 dated 8 December 2011 valid until 30 July 2014;

p.	Deed of Amendment Number: 68 dated 29 October 2010 drawn before Hesti Sulistiati Bimasto, SH, Notary in Jakarta;

q.	Decree of MoLHR Number: AHU-51345.AH.01.02.Tahun 2010 dated 2 November 2010;

r.	MoLHR Acceptance of Notification Number: AHU-AH.01.10-30948 dated 2 December 2010;

s.	Deed of Amendment Number: 36 dated 23 December 2010 drawn before Hesti Sulistiati Bimasto, SH, Notary in Jakarta;

t.	MoLHR Acceptance of Notification Number: AHU-AH.01.10-00784 dated 10 January 2011;

u.	Deed of Amendment Number: 7 dated 6 May 2011 drawn before Hesti Sulistiati Bimasto, SH, Notary in Jakarta;

v.	Decree of MOLHR Number: AHU-45836.AH.01.02.Tahun 2011 dated 20 September 2011;

w.	Deed of Amendment Number: 1 dated 2 November 2011 drawn before Rismalena Kasri, SH, Notary in Jakarta;

x.	Decree of MOLHR Number: AHU-56699.AH.01.02.Tahun 2011 dated 21 November 2011;

y.	Deed of Amendment Number: 53 dated 3 December 2012 drawn before Hesti Sulistiati Bimasto, SH, Notary in Jakarta.

3.	In rendering the opinion set forth below we have assumed, with your consent, and without any independent investigation or verification of any kind, the following:

a.	the genuineness of all signatures;

b.	the conformity to the originals of all agreements, certificates, instruments and documents submitted to us as copies

4.	Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein as well as having regard for the legal consideration which we deem relevant, we are of the opinion that:

a.	The Company has been duly incorporated as a limited liability company and is validly existing and in good standing under the laws of the Republic of Indonesia.

b.	The Company has full power and authority to enter into, execute and perform its obligations under the Exchange Notes and the Guarantees.

c.	The Exchange Notes and the associated Guarantees have been duly executed by the Company, and the Exchange Notes and the Guarantees will be valid and binding obligations of the Company.

5.	The foregoing opinion is subject to the following qualifications:

a.	We are counselors at law in Indonesia and are not expert in or qualified to render opinions on the laws and regulations of any other jurisdiction than that of the Republic of Indonesia. Accordingly, we have in the foregoing expressed our opinion only as to the laws of Indonesia in force on the date hereof;

b.	The rights and obligations of the parties to the Exchange Notes and the Guarantees are, to the extent that the laws of Indonesia are or would be deemed applicable, subject to the principle of good faith (itikad baik or geode trouw), which under Indonesian laws governs the relationship between the parties to a contract and which in certain circumstances may limit or preclude the reliance on, or enforcement of, contractual terms and provisions; and

c.	Nothing in this opinion should be taken as indicating that the remedies of specific performance, injunction or prejudgment attachment (being in some instance discretionary remedies of the court) would necessarily be available in any particular instance with respect to any particular provision of any of the Exchange Notes and the associated Guarantees should the matter be litigated in Indonesia.

This opinion is rendered for your benefit in connection with the transactions referred to in the first paragraph of this opinion. Furthermore, Fulbright & Jaworski L.L.P. may rely on this opinion as if it were addressed to them in rendering their opinion filed as part of the Registration Statement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Yours faithfully, HADROMI & PARTNERS

/s/ M. Iqbal Hadromi

M. Iqbal Hadromi

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